UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 21, 2008
NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 28, 2008 Nortel Networks Corporation (“NNC”) announced the closing of the previously announced offering by its principal direct operating subsidiary, Nortel Networks Limited (“NNL”), of $675 million aggregate principal amount of 10.750% senior unsecured notes due 2016 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act, and to accredited investors in Canada pursuant to applicable private placement exemptions.
The Notes are fully and unconditionally guaranteed by NNC and initially guaranteed by NNC’s indirect subsidiary, Nortel Networks Inc. (“NNI”). The Notes are part of the same class as NNL’s previously issued $450 million aggregate principal amount of 10.750% senior notes due 2016 but will initially not be fungible for trading purposes with the previously issued 10.750% senior notes due 2016. The press release announcing the closing is attached hereto as Exhibit 99.1 and incorporated by reference herein.
NNL expects that the net proceeds from the sale of the Notes will be approximately $655 million, after deducting commissions and other offering expenses. Nortel plans to use these net proceeds, together with available cash, to redeem at par the $675 million outstanding principal amount of NNC’s 4.25% convertible senior notes due September 1, 2008. NNC has issued a notice with respect to the redemption of the 4.25% convertible senior notes.
In connection with the offering, NNC, NNL, NNI and a representative of the initial purchasers entered into a purchase agreement dated May 21, 2008, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. In the purchase agreement, NNC, NNL and NNI have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the initial purchasers may be required to make in respect of those liabilities. In addition, NNC, NNL, NNI and The Bank of New York as trustee entered into a third supplemental indenture dated as of May 28, 2008, which is attached hereto as Exhibit 4.1 and incorporated by reference herein, supplementing the indenture dated as of July 5, 2006, as previously supplemented by a first supplemental indenture dated as of July 5, 2006 and a second supplemental indenture dated as of May 1, 2007.
In connection with the issuance of the Notes, NNC, NNL and NNI also entered into a registration rights agreement dated May 28, 2008 with a representative of the initial purchasers obligating NNC, NNL and NNI, if, on the fifth business day following the one-year anniversary of the issuance of the Notes, (i) any Notes are not freely transferable without volume restrictions by holders that are not affiliates of Nortel in accordance with Rule 144 (or any similar provision then in force) under the U.S. Securities Act of 1933, as amended, or otherwise, (ii) the restrictive legend has not been removed from the Notes, or (iii) the Notes bear a restricted CUSIP number (any Notes as to which any of these restrictions apply, the “Registrable Notes”), to use their reasonable best efforts to file with the United States Securities and Exchange Commission (“SEC”) and cause to become effective a registration statement relating to an offer to exchange such Registrable Notes for Notes registered with the SEC, evidencing the same continuing indebtedness as the Notes and with terms substantially identical to the Notes. If applicable interpretations of the staff of the SEC do not permit Nortel to effect the exchange offer, NNC, NNL and NNI have agreed to use their reasonable best efforts to make available an effective shelf registration statement relating to resales of any Registrable Notes. In the registration rights agreement, NNC, NNL and NNI have agreed to indemnify the holders of the Notes and the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the holders or the initial purchasers may be required to make in respect of those liabilities. The registration rights agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein. Nortel expects that the Notes will become freely transferable under the Securities Act by the one-year anniversary of the date of issuance of the Notes, and that it will not be required to file an exchange offer registration statement, effect the exchange offer or make available any shelf registration statement.
Certain of the initial purchasers and their affiliates have provided in the past to Nortel and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Nortel and such affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the initial purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Nortel’s debt or equity securities (including the 4.25% convertible senior notes), and may do so in the future. The Bank of New York is also the trustee under other of

Nortel’s indentures and may provide from time to time similar services in connection with future securities offerings by NNC, NNL and NNI and their respective affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously announced, the Notes issued by NNL consist of $675 million of senior notes due 2016 and are fully and unconditionally guaranteed by NNC and initially guaranteed by NNI. The Notes are part of the same class as NNL’s previously issued $450 million aggregate principal amount of 10.750% senior notes due 2016 but will initially not be fungible for trading purposes with the previously issued 10.750% senior notes due 2016.
The Notes are senior unsecured obligations of NNL and rank pari passu with all other senior unsecured obligations of NNL and effectively junior to all secured obligations of NNL to the extent of the value of the property securing such obligations. Each guarantee is the direct, unconditional, unsecured and unsubordinated obligation of the respective guarantor and ranks equally and ratably without preference among themselves and at least equally with all other senior unsecured obligations of the respective guarantor, except to the extent prescribed by law. Each Guarantee ranks effectively junior to all secured obligations of the respective guarantor to the extent of the value of the property securing such obligations. The Notes and related guarantees are effectively subordinated to all liabilities of the subsidiaries of NNC other than NNL (as issuer) and NNI (as an initial guarantor).
The Notes will pay interest semi-annually at a rate per annum of 10.75%. Holders of the Notes will be entitled to the payment of additional interest under certain circumstances set forth in the registration rights agreement, as described above in Item 1.01. NNL may redeem the Notes in the event of certain changes in applicable withholding taxes. On or prior to July 15, 2009, NNL may also redeem up to 35% of the 10.750% senior notes due 2016 with the proceeds of certain equity offerings. In addition, NNL may redeem the 10.750% senior notes due 2016, prior to July 15, 2011, at 100% of the principal amount thereof, plus accrued and unpaid interest and a “make-whole” premium. On or after July 15, 2011, NNL may redeem the 10.750% senior notes due 2016 at the redemption prices set forth in the indenture.
Upon a change of control, NNL will be required to offer to purchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest. In the event of certain events of default under the indenture either the trustee or the holders of not less than 25% in principal amount of the then-outstanding Notes may declare the principal of, and premium, if any, on all Notes of the series to be due and payable, together with accrued interest.
The indenture governing the Notes contains certain limitations on the ability of NNC and its subsidiaries to incur or guarantee indebtedness, grant liens without equally and ratably securing the Notes, pay dividends on or repurchase certain capital of NNC and NNL, and enter into certain mergers, amalgamations or consolidations. These covenants are subject to a number of important exceptions and limitations and certain of these covenants will either be inapplicable or more limited at any time that the Notes have an investment grade rating.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
4.1	Third supplemental indenture dated as of May 28, 2008 among NNL, NNC, NNI and The Bank of New York, as trustee.

10.1	Purchase Agreement dated May 21, 2008 among NNL, NNC, NNI and a representative of the initial purchasers.

10.2	Registration Rights Agreement dated May 28, 2008 among NNL, NNC, NNI and a representative of the initial purchasers.

99.1	Press release issued by NNC on May 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Michael W. McCorkle
Michael W. McCorkle
Treasurer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: May 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third supplemental indenture dated as of May 28, 2008 among NNL, NNC, NNI and The Bank of New York, as trustee.
10.1	Purchase Agreement dated May 21, 2008 among NNL, NNC, NNI and a representative of the initial purchasers.
10.2	Registration Rights Agreement dated May 28, 2008 among NNL, NNC, NNI and a representative of the initial purchasers.
99.1	Press release issued by NNC on May 28, 2008.

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